Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-4626

MEDTRONIC REPORTS FIRST QUARTER FINANCIAL RESULTS

•	Revenue of $7.3 Billion Grew 12% on a Comparable, Constant Currency Basis Including Extra Week Benefit; 70% as Reported

•	Non-GAAP Diluted EPS of $1.02; GAAP Diluted EPS of $0.57

•	U.S. Revenue of $4.1 Billion Grew 14% on a Comparable Basis Including Extra Week Benefit; 78% as Reported

•	Company Reiterates FY16 Revenue Growth Outlook and EPS Guidance

DUBLIN - Sept. 3, 2015 - Medtronic plc (NYSE: MDT) today announced financial results for its first quarter of fiscal year 2016, which ended July 31, 2015.

Unless otherwise noted, all revenue growth rates in this press release are stated on a comparable, constant currency basis, which includes the benefit of the extra week of sales in the first quarter of fiscal year 2016, adjusts for the impact of foreign currency translation, and includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters.

The company reported first quarter worldwide revenue of $7.274 billion, an increase of 12 percent including the extra week benefit. The extra selling week is a result of the company’s 52-53 week fiscal year calendar, which occurs every six years. While it is difficult to calculate an exact impact from the extra week, the company estimates that it benefitted first quarter comparable, constant currency revenue growth by approximately 6 percentage points. After adjusting for the estimated benefit of the extra selling week, first quarter worldwide revenue grew at the upper-end of the mid-single digit range. Foreign currency translation had a negative $529 million impact on revenue. As reported, revenue increased 70 percent when compared to the $4.273 billion reported by Medtronic, Inc. in the first quarter of fiscal year 2015. As detailed in the attached table, first quarter non-GAAP income and diluted earnings per share were $1.462 billion and $1.02, an increase of 47 percent and 3 percent, respectively.  As reported, first quarter net income and diluted earnings per share were $820 million and $0.57, a decrease of 6 percent and 34 percent, respectively.

U.S. revenue of $4.142 billion represented 57 percent of company revenue and increased 14 percent, high-single digit growth adjusted for the extra week, or 78 percent as reported. Non-U.S. developed market revenue of $2.197 billion represented 30 percent of company revenue and increased 10 percent, mid-single digit growth adjusted for the extra week, or 58 percent as reported. Emerging market revenue of $935 million represented 13 percent of company revenue and increased 14 percent, high-single digit growth adjusted for the extra week, or 71 percent as reported.

“Our first quarter results represent a strong start to fiscal year 2016, with all four of our groups contributing to revenue growth that was at the upper end of our goal when adjusted for the extra week. We are driving solid growth in the United States and seeing broad acceptance of our innovative therapies around the world,” said Omar Ishrak, Medtronic chairman and chief executive officer. “We continue to strengthen and geographically diversify our businesses and remain confident in both our outlook for the remainder of the year and our long-term competitive position in the changing healthcare environment.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure, Coronary & Structural Heart, and Aortic & Peripheral Vascular divisions. CVG worldwide revenue of $2.567 billion increased 15 percent, high-single digit growth adjusted for the extra week, or 14 percent as reported. CVG revenue performance was driven by strong balanced growth across all three divisions.

Cardiac Rhythm & Heart Failure (CRHF) revenue of $1.369 billion grew 17 percent, low-double digits adjusted for the extra week, or 9 percent as reported. Adjusted for the extra week, CRHF performance this quarter was driven by high-single digit growth in High Power, mid-single digit growth in Low Power, strong above-market growth in the low-thirties in AF Solutions, and a near doubling of revenue in Services & Solutions, which includes the company’s Cardiocom and Cath Lab Managed Services businesses. High Power results were driven by low-double digit growth in the U.S. adjusted for the extra week, as the company gained share on the strength of its Viva® XT CRT-D with its AdaptivCRT® algorithm and Attain® Performa® Quadripolar Lead. In Japan, High Power grew in the high-twenties adjusted for the extra week and the company has gained 20 points of ICD share since the launch of the Evera MRI® ICD in the third quarter of last fiscal year. Low Power growth continues to be driven by the global adoption of the Reveal LINQ® insertable cardiac monitor and mid-single digit growth in U.S. pacemakers adjusted for the extra week. AF Solutions results were driven by the continued robust growth of the Arctic Front Advance® CryoAblation System. The division also acquired CardioInsight Technologies and its ECVUE® non-invasive cardiac mapping system, in the quarter.

Coronary & Structural Heart (CSH) revenue of $788 million increased 12 percent, mid-single digit growth adjusted for the extra week, or 3 percent as reported. CSH performance was driven by high-single digit growth in Structural Heart and low-single digit growth in Coronary, adjusted for the extra week. Structural Heart growth was driven by strength in transcatheter heart valves, which grew in the low-thirties globally and the high-thirties in the U.S., adjusted for the extra week. The company launched the CoreValve® Evolut® R recapturable system late in the quarter. Coronary benefitted from low-single digit drug eluting stent (DES) growth adjusted for the extra week driven by the recent launch of Resolute Onyx™ in Europe and the continued acceptance of Resolute® Integrity® in the U.S. Coronary also had high-teens growth in balloons adjusted for the extra week as a result of the recent launches of the company’s differentiated NC Euphora® and SC Euphora® balloon dilatation catheters.

Aortic & Peripheral Vascular (APV) revenue of $410 million increased 11 percent, mid-single digit growth adjusted for the extra week, or 77 percent as reported. APV performance was driven by low-double digit growth in Peripheral Vascular, partially offset by low-single digit declines in Aortic, adjusted for the extra week. Growth in the Peripheral Vascular business was driven by the strong adoption of the IN.PACT® Admiral® drug-coated balloon (DCB). The company estimates it continues to have the leading position in the U.S. DCB market. In addition, the business acquired Aptus Endosystems and its Heli-FX® technology in the quarter.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) includes the Surgical Solutions and the Patient Monitoring & Recovery divisions. The group had worldwide sales in the quarter of $2.456 billion, representing an increase of 11 percent and mid-single digit growth adjusted for the extra week. MITG revenue performance was driven by high-single digit growth in Surgical Solutions and low-single digit growth in Patient Monitoring & Recovery, adjusted for the extra week.

Surgical Solutions revenue of $1.352 billion increased 14 percent and grew in the high-single digits adjusted for the extra week. Surgical Solutions performance this quarter was driven by high-single digit growth in Advanced Surgical, low-single digit growth in General Surgical, as well as low-double digit growth in Early Technologies, adjusted for the extra week. Advanced Surgical results were driven by balanced, low-double digit growth in both Advanced Stapling and Advanced Energy adjusted for the extra week, with growth being driven by the continued strong market adoption of the Endo GIA™ Reinforced Reload and LigaSure™ Maryland Jaw, respectively. In Early Technologies, results were driven by low-double digit growth in GI Solutions and Interventional Lung Solutions, adjusted for the extra week. The Surgical Solutions division announced an agreement to acquire RF Surgical and its innovative RF Assure Detection System in the first quarter, and the transaction was completed recently.

Patient Monitoring & Recovery (PMR) revenue of $1.104 billion increased 8 percent and grew in the low-single digits adjusted for the extra week.  Respiratory & Patient Monitoring, Nursing Care, and Patient Care & Safety all grew in the low-single digits adjusted for the extra week. Respiratory & Patient Monitoring growth was driven by strong U.S. Patient Monitoring sales. Nursing Care had solid growth due to strong sales in enteral feeding.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Neuromodulation, Surgical Technologies, and Neurovascular divisions. RTG worldwide revenue of $1.806 billion increased 10 percent, mid-single digit growth adjusted for the extra week, or 13 percent as reported.  Group revenue performance was driven by mid-twenties growth in Neurovascular and high-single digit growth in Surgical Technologies, with low-single digit growth in Spine and Neuromodulation, adjusted for the extra week.

Spine revenue of $763 million increased 7 percent, low-single digit growth adjusted for the extra week, or 3 percent as reported. While BMP grew, Core Spine was flat globally and declined in the mid-single digits in the U.S., and Interventional Spine declined in the mid-single digits globally and high-single digits in the U.S., adjusted for the extra week.

Neuromodulation revenue of $485 million grew 7 percent, low-single digit growth adjusted for the extra week, or 1 percent as reported.  Neuromodulation performance was driven by mid-single digit growth adjusted for the extra week in Gastro/Uro and Deep Brain Stimulation (DBS). Pain Stim had low-single digit growth globally and mid-single digit growth in the U.S., adjusted for the extra week. The U.S. pain stim market is showing signs of stabilization with mid-single digit growth following three consecutive quarters of decline.

Surgical Technologies revenue of $420 million grew 15 percent, high-single digits adjusted for the extra week, or 10 percent as reported.  Surgical Technologies’ performance was driven by mid-teens growth in Advanced Energy, high-single digit growth in Neurosurgery, and mid-single digit growth in ENT, adjusted for the extra week. Advanced Energy had strong growth contributions from both the Aquamantys® System and PEAK PlasmaBlade® System. Neurosurgery results were driven by sales of the O-arm® Surgical Imaging System and Visualase® MRI-guided laser ablation. ENT growth reflected continued strong StraightShot® M5 Microdebrider and NuVent® sinus balloon sales, offset partially by the divestiture of the business’s manual instruments product line, including MicroFrance instruments, which occurred in the third quarter of fiscal year 2015.

Neurovascular revenue of $138 million increased 31 percent, or in the mid-twenties adjusted for the extra week, driven by strong double-digit growth in Flow Diversion and Stents. Flow Diversion sales were driven by strong customer adoption of the Pipeline™ Flex device for the treatment of intracranial aneurysms. Robust growth in Stents was driven by the Solitaire™ FR revascularization device for stent thrombectomy following the publication of several positive clinical studies in the New England Journal of Medicine, including SWIFT PRIME, earlier this year. Use of the Solitaire™ FR and Pipeline™ Flex devices also resulted in increased sales of neurovascular access products.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Non-Intensive Diabetes Therapies (NDT), and Diabetes Services & Solutions (DSS) divisions. Worldwide Group revenue in the quarter of $445 million increased 15 percent, high-single digits growth adjusted for the extra week, or 7 percent as reported.

IIM, which focuses on patients with Type 1 diabetes, posted low-double digit revenue growth, adjusted for the extra week, driven by the continued strong adoption in the U.S. of the MiniMed® 530G System with Enlite® CGM sensor and its proprietary Threshold Suspend technology. Growth was also driven by the ongoing international launch of the next-generation MiniMed® 640G System with a new insulin pump design, user interface, the Enhanced Enlite® CGM sensor, and SmartGuardTM technology, a proprietary algorithm that can automatically suspend insulin delivery when sensor glucose levels are predicted to approach a low limit and resume insulin delivery once sensor glucose levels recover. Medtronic Diabetes also received U.S. FDA approval in the first quarter for the MiniMed® Connect, which allows users to view their insulin pump and CGM data on a smartphone and provides remote monitoring and text message notifications for their care teams. The product is expected to launch in the company’s second quarter.

The NDT division, which focuses on Type 2 diabetes, grew revenue in the high-sixties, adjusted for the extra week, and continued its global expansion and now has dedicated resources to distribute the iPro®2 professional CGM and the i-Port Advance® injection port in the Americas, EMEA, and Asia Pacific.

The DSS division, which focuses on offering people with diabetes access to therapy, insights and services, grew revenue in the high-single digits, adjusted for the extra week, reflecting strong consumable sales in the U.S. and continued integration of the recently acquired Diabeter business in the Netherlands. Medtronic and Diabeter are combining the strengths of both companies to create a strong local and international platform to improve outcomes for people with diabetes by further developing and expanding Diabeter’s model of care.

The group also announced several additional partnerships in the quarter, including Samsung Electronics and Becton, Dickinson and Company to collaborate on innovative diabetes technology, and with Glooko to improve access to meaningful diabetes health data in a safe and secure way. In addition, the company’s partnership with IBM Watson Health announced earlier this year continues to make progress.  Together with IBM, the group has signed an agreement with its first health system to bring Medtronic and IBM’s collective capabilities to drive care solutions that are expected to improve outcomes and lower costs for this health system.

Revenue Outlook and Earnings per Share Guidance
The company today reiterated its fiscal year 2016 revenue outlook and non-GAAP earnings per share (EPS) guidance. In fiscal year 2016, the company continues to expect full-year revenue growth in the range of 4 to 6 percent on a comparable, constant currency basis, which excludes the estimated incremental 1.5 percent benefit on full-year revenue growth due to the extra selling week in the first quarter of fiscal year 2016, as well as an estimated $1.3 to $1.5 billion negative foreign currency impact based on [current] exchange rates. The company also expects diluted non-GAAP EPS in the range of $4.30 to $4.40, which includes an expected $0.40 to $0.50 negative foreign currency impact based on [current] exchange rates.

“We are confident that our three growth strategies - therapy innovation, globalization, and economic value - will further strengthen the market-leading competitive position of our combined organization,” said Ishrak. “Our strong innovation pipeline and focus on value-based healthcare initiatives are aimed at ensuring Medtronic remains the partner of choice for hospitals, payers and governments around the world.”

Webcast Information
Medtronic will host a webcast today, September 3, at 8:00 a.m. EDT (7:00 a.m. CDT), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link through the Investors section of the Medtronic website.

Financial Schedules
To view the first quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth, benefits from collaborations and acquisitions, product launches, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

Unless otherwise noted, all revenue amounts given in this news release are on a GAAP basis, and all comparisons and growth rates made in this news release are stated on a “comparable, constant currency basis” and not an as reported basis. “Comparable, constant currency basis” includes Covidien plc in the prior year comparison, aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarters. Aligning historic Covidien revenue to Medtronic’s fiscal quarters is different than the pro forma revenue information previously included within certain SEC filings, which combined revenues from the closest historical reported quarters of both companies. Management believes that referring to comparable, constant currency revenue growth rates is a more useful way to evaluate the underlying performance of Medtronic’s revenue. For additional revenue detail and the reconciliation of these revenue amounts and growth rates to the most directly comparable GAAP financial measures, please refer to the link at the end of this release.

References to quarterly figures increasing or decreasing are in comparison to the first quarter of fiscal year 2015.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including revenue on a comparable, constant currency basis and comparable, constant currency growth rates, net income, and diluted EPS, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP). The company’s definition of these non-GAAP measures may not be the same or similar to measures presented by other companies.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of aligning historical Covidien revenues to Medtronic’s fiscal calendar and excluding specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Management believes that the resulting non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and is useful for period over period comparisons of such operations. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Medtronic’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

View FY16 First Quarter Financial Schedules

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

	MEDTRONIC FIRST QUARTER AS REPORTED			FIRST QUARTER COMPARABLE HISTORICAL REVENUE (5)
(in millions)	FY16 Q1	FY15 Q1	Reported Growth	FY16 Q1 (3)	FY15 Q1 (4)	Currency Impact on Growth	Comparable Constant Currency Growth (1) (2)
Cardiac & Vascular Group	$2,567	$2,254	14%	$2,567	$2,418	$(202)	15%
Cardiac Rhythm & Heart Failure	1,369	1,256	9	1,369	1,256	(105)	17
Coronary & Structural Heart	788	766	3	788	766	(68)	12
Aortic & Peripheral Vascular	410	232	77	410	396	(29)	11

Minimally Invasive Therapies Group	2,456	—	NC	2,456	2,394	(208)	11
Surgical Solutions	1,352	—	NC	1,352	1,302	(136)	14
Patient Monitoring & Recovery	1,104	—	NC	1,104	1,092	(72)	8

Restorative Therapies Group	1,806	1,603	13	1,806	1,716	(86)	10
Spine	763	743	3	763	743	(32)	7
Neuromodulation	485	479	1	485	479	(27)	7
Surgical Technologies	420	381	10	420	381	(17)	15
Neurovascular	138	—	NC	138	113	(10)	31

Diabetes Group	445	416	7	445	416	(33)	15

TOTAL	$7,274	$4,273	70%	$7,274	$6,944	$(529)	12%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable, constant currency growth by approximately 6 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(3) Medtronic plc revenue for the three months ended July 31, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended July 24, 2014.
(5) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
U.S. REVENUE
(Unaudited)

	MEDTRONIC FIRST QUARTER AS REPORTED			FIRST QUARTER COMPARABLE HISTORICAL REVENUE (5)
(in millions)	FY16 Q1	FY15 Q1	Reported Growth	FY16 Q1 (3)	FY15 Q1 (4)	Comparable Growth (1) (2)
Cardiac & Vascular Group	$1,352	$1,019	33%	$1,352	$1,140	19%
Cardiac Rhythm & Heart Failure	786	654	20	786	654	20
Coronary & Structural Heart	328	281	17	328	281	17
Aortic & Peripheral Vascular	238	84	183	238	205	16

Minimally Invasive Therapies Group	1,292	—	NC	1,292	1,137	14
Surgical Solutions	587	—	NC	587	491	20
Patient Monitoring & Recovery	705	—	NC	705	646	9

Restorative Therapies Group	1,224	1,072	14	1,224	1,124	9
Spine	518	506	2	518	506	2
Neuromodulation	351	322	9	351	322	9
Surgical Technologies	285	244	17	285	244	17
Neurovascular	70	—	NC	70	52	35

Diabetes Group	274	242	13	274	242	13

TOTAL	$4,142	$2,333	78%	$4,142	$3,643	14%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable growth by approximately 6 percentage points.
(2) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(3) Medtronic plc revenue for the three months ended July 31, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended July 25, 2014.
(5) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC
(Unaudited)

	MEDTRONIC FIRST QUARTER AS REPORTED			FIRST QUARTER COMPARABLE HISTORICAL REVENUE (5)
(in millions)	FY16 Q1	FY15 Q1	Reported Growth	FY16 Q1 (3)	FY15 Q1 (4)	Currency Impact on Growth	Comparable Constant Currency Growth (1) (2)
U.S.	$1,352	$1,019	33%	$1,352	$1,140	$—	19%
Non-U.S. Developed	830	860	(3)	830	892	(165)	12
Emerging Markets	385	375	3	385	386	(37)	9
Cardiac & Vascular Group	2,567	2,254	14	2,567	2,418	(202)	15

U.S.	1,292	—	NC	1,292	1,137	—	14
Non-U.S. Developed	841	—	NC	841	940	(165)	7
Emerging Markets	323	—	NC	323	317	(43)	15
Minimally Invasive Therapies Group	2,456	—	NC	2,456	2,394	(208)	11

U.S.	1,224	1,072	14%	1,224	1,124	—	9
Non-U.S. Developed	386	390	(1)%	386	426	(77)	9
Emerging Markets	196	141	39%	196	166	(9)	23
Restorative Therapies Group	1,806	1,603	13%	1,806	1,716	(86)	10

U.S.	274	242	13	274	242	—	13
Non-U.S. Developed	140	143	(2)	140	143	(29)	18
Emerging Markets	31	31	—	31	31	(4)	13
Diabetes Group	445	416	7	445	416	(33)	15

U.S.	4,142	2,333	78%	4,142	3,643	—	14
Non-U.S. Developed	2,197	1,393	58	2,197	2,401	(436)	10
Emerging Markets	935	547	71	935	900	(93)	14
TOTAL	$7,274	$4,273	70%	$7,274	$6,944	$(529)	12%

NC - Not calculable

(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable growth by approximately 6 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(3) Medtronic plc revenue for the three months ended July 31, 2015.
(4) Includes Medtronic and Covidien revenue for the three months ended July 25, 2014.
(5) Prepared by aligning Covidien’s prior year monthly revenue to Medtronic’s fiscal quarter.

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended
	July 31, 2015	July 25, 2014
	(in millions, except per share data)
Net sales	$7,274	$4,273

Costs and expenses:
Cost of products sold	2,456	1,105
Research and development expense	558	365
Selling, general, and administrative expense	2,449	1,506
Restructuring charges, net	67	30
Acquisition-related items	71	41
Amortization of intangible assets	481	87
Other expense, net	61	51
Operating profit	1,131	1,088

Interest income	(115)	(92)
Interest expense	306	97
Interest expense, net	191	5
Income from operations before income taxes	940	1,083

Provision for income taxes	120	212

Net income	$820	$871

Basic earnings per share	$0.58	$0.88

Diluted earnings per share	$0.57	$0.87

Basic weighted average shares outstanding	1,418.1	992.6

Diluted weighted average shares outstanding	1,436.4	1,005.2

Cash dividends declared per ordinary share	$0.380	$0.305

MEDTRONIC PLC
NET INCOME AND DILUTED EPS GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)
(in millions, except per share data)

	Three months ended July 31, 2015
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$7,274	$2,456	66.2%	$1,131	15.5%	$940	$820	$0.57
Adjustments:
Impact of inventory step-up (a)	—	(226)		226		226	165	0.11
Restructuring charges, net (b)	—	—		67		67	52	0.04
Acquisition-related items (c)	—	—		71		71	53	0.04
Amortization of intangible assets (d)	—	—		481		481	372	0.26
Non-GAAP	$7,274	$2,230	69.3%	$1,976	27.2%	$1,785	$1,462	$1.02

	Three months ended July 25, 2014
	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income from Operations Before Income Taxes	Net Income	Diluted EPS
GAAP	$4,273	$1,105	74.1%	$1,088	25.5%	$1,083	$871	$0.87
Adjustments:
Restructuring charges, net (e)	—	—		30		30	22	0.02
Acquisition-related items (c)	—	—		41		41	41	0.04
Amortization of intangible assets (d)	—	—		87		87	58	0.06
Non-GAAP	$4,273	$1,105	74.1%	$1,246	29.2%	$1,241	$992	$0.99

							Net Income	Diluted EPS
Year over year percent change:
GAAP							(6)%	(34)%
Non-GAAP							47%	3%
See description of non-GAAP financial measures contained in this release.

(a)	Represents amortization of step-up in preliminary fair value of inventory acquired in connection with the Covidien acquisition.

(b)
Represents the charge related to a continuation of our cost synergies initiative, formerly referred to as the 2015 restructuring initiative. The first quarter 2016 restructuring charge for the cost synergies initiative primarily consisted of employee termination costs (including accelerated stock compensation due to terminations resulting from the Covidien acquisition) and contract termination costs.

(c)	Primarily includes transaction and integration-related costs incurred in connection with the Covidien acquisition.

(d)	To exclude amortization of intangible assets.

(e)
Includes the $28 million after-tax ($38 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2014 restructuring initiative, partially offset by a $6 million after-tax ($8 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2014 restructuring initiative. The first quarter fiscal year 2015 restructuring charge for the fiscal year 2014 initiative consists primarily of contract termination and other related costs. The reversal was primarily a result of certain employees identified for elimination finding other positions within the Company and revisions to particular strategies.

MEDTRONIC PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 31, 2015	April 24, 2015
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,979	$4,843
Investments	15,003	14,637
Accounts receivable, less allowances of $144 and $115, respectively	4,811	5,112
Inventories	3,404	3,463
Tax assets	1,490	1,335
Prepaid expenses and other current assets	1,460	1,454

Total current assets	29,147	30,844

Property, plant, and equipment, net	4,672	4,699

Goodwill	40,657	40,530
Other intangible assets, net	27,699	28,101
Long-term tax assets	772	774
Other assets	1,679	1,737

Total assets	$104,626	$106,685

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,850	$2,434
Accounts payable	1,321	1,610
Accrued compensation	1,171	1,611
Accrued income taxes	477	935
Deferred tax liabilities	120	119
Other accrued expenses	2,721	2,464

Total current liabilities	7,660	9,173

Long-term debt	33,709	33,752
Long-term accrued compensation and retirement benefits	1,549	1,535
Long-term accrued income taxes	2,541	2,476
Long-term deferred tax liabilities	4,701	4,700
Other long-term liabilities	1,657	1,819

Total liabilities	51,817	53,455

Commitments and contingencies

Shareholders’ equity:

Ordinary shares — par value $0.0001	—	—
Retained earnings	54,165	54,414
Accumulated other comprehensive loss	(1,356)	(1,184)

Total shareholders’ equity	52,809	53,230

Total liabilities and shareholders’ equity	$104,626	$106,685

MEDTRONIC PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended
	July 31, 2015	July 25, 2014
(in millions)
Operating Activities:
Net income	$820	$871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	701	215
Acquisition-related items	232	2
Provision for doubtful accounts	10	8
Deferred income taxes	(159)	98
Stock-based compensation	96	34
Other, net	(32)	(9)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	279	94
Inventories	(207)	(96)
Accounts payable and accrued liabilities	(424)	(163)
Other operating assets and liabilities	(408)	17
Certain litigation payments	(92)	(761)
Net cash provided by operating activities	816	310
Investing Activities:
Acquisitions, net of cash acquired	(179)	(146)
Additions to property, plant, and equipment	(224)	(109)
Purchases of investments	(1,851)	(1,600)
Sales and maturities of investments	1,266	1,853
Other investing activities, net	2	(4)
Net cash used in investing activities	(986)	(6)
Financing Activities:
Acquisition-related contingent consideration	(3)	(5)
Change in short-term borrowings, net	429	862
Payments on long-term debt	(1,004)	(3)
Dividends to shareholders	(538)	(304)
Issuance of ordinary shares	98	154
Repurchase of ordinary shares	(750)	(1,065)
Other financing activities	24	6
Net cash used in financing activities	(1,744)	(355)
Effect of exchange rate changes on cash and cash equivalents	50	(16)
Net change in cash and cash equivalents	(1,864)	(67)
Cash and cash equivalents at beginning of period	4,843	1,403
Cash and cash equivalents at end of period	$2,979	$1,336
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$636	$146
Interest	76	22

MEDTRONIC PLC
FIRST QUARTER RECONCILIATION OF WORLD WIDE REPORTED GROWTH TO
WORLD WIDE COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended July 31, 2015	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q1 FY15 Comparable Historical Revenue	Q1 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1) (2)
Cardiac & Vascular Group	$2,567	$2,254	$166	$2,420	$(2)	$2,418	14%	$(202)	15%
Cardiac Rhythm & Heart Failure	1,369	1,256	—	1,256	—	1,256	9	(105)	17
Coronary & Structural Heart	788	766	—	766	—	766	3	(68)	12
Aortic & Peripheral Vascular	410	232	166	398	(2)	396	77	(29)	11

Minimally Invasive Therapies Group	2,456	—	2,409	2,409	(15)	2,394	NC	(208)	11
Surgical Solutions	1,352	—	1,305	1,305	(3)	1,302	NC	(136)	14
Patient Monitoring & Recovery	1,104	—	1,104	1,104	(12)	1,092	NC	(72)	8

Restorative Therapies Group	1,806	1,603	113	1,716	—	1,716	13	(86)	10
Spine	763	743	—	743	—	743	3	(32)	7
Neuromodulation	485	479	—	479	—	479	1	(27)	7
Surgical Technologies	420	381	—	381	—	381	10	(17)	15
Neurovascular	138	—	113	113	—	113	NC	(10)	31

Diabetes Group	445	416	—	416	—	416	7	(33)	15

TOTAL	$7,274	$4,273	$2,688	$6,961	$(17)	$6,944	70%	$(529)	12%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable, constant currency growth by approximately 6 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(3) Represents the decrease in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.

MEDTRONIC PLC
FIRST QUARTER RECONCILIATION OF U.S. REPORTED GROWTH TO U.S. COMPARABLE GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H=(A-F)/F
	Medtronic As Reported Three Months Ended July 31, 2015	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q1 FY15 Comparable Historical Revenue	Q1 FY16 Reported Growth	Comparable Growth (1) (2)
Cardiac & Vascular Group	$1,352	$1,019	$124	$1,143	$(3)	$1,140	33%	19%
Cardiac Rhythm & Heart Failure	786	654	—	654	—	654	20	20
Coronary & Structural Heart	328	281	—	281	—	281	17	17
Aortic & Peripheral Vascular	238	84	124	208	(3)	205	183	16

Minimally Invasive Therapies Group	1,292	—	1,159	1,159	(22)	1,137	NC	14
Surgical Solutions	587	—	498	498	(7)	491	NC	20
Patient Monitoring & Recovery	705	—	661	661	(15)	646	NC	9

Restorative Therapies Group	1,224	1,072	52	1,124	—	1,124	14	9
Spine	518	506	—	506	—	506	2	2
Neuromodulation	351	322	—	322	—	322	9	9
Surgical Technologies	285	244	—	244	—	244	17	17
Neurovascular	70	—	52	52	—	52	NC	35

Diabetes Group	274	242	—	242	—	242	13	13

TOTAL	$4,142	$2,333	$1,335	$3,668	$(25)	$3,643	78%	14%

(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable growth by approximately 6 percentage points.
(2) Management believes that referring to comparable growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(3) Represents the decrease in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.

MEDTRONIC PLC
FIRST QUARTER RECONCILIATION OF WORLD WIDE GEOGRAPHIC REPORTED GROWTH TO
WORLD WIDE GEOGRAPHIC COMPARABLE CONSTANT CURRENCY GROWTH (1)
(Unaudited)
(in millions)

	A	B	C	D=B+C	E	F=D+E	G = (A-B)/B	H	I=(A-F-H)/F
	Medtronic As Reported Three Months Ended July 31, 2015	Medtronic As Reported Three Months Ended July 25, 2014	Covidien As Reported Three Months Ended June 27, 2014	Q1 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment (3)	Q1 FY15 Comparable Historical Revenue	Q1 FY16 Reported Growth	Currency Impact on Growth	Comparable Constant Currency Growth (1) (2)
U.S.	$1,352	$1,019	$124	$1,143	$(3)	$1,140	33%	$—	19%
Non-U.S. Developed	830	860	32	892	—	892	(3)	(165)	12
Emerging Markets	385	375	10	385	1	386	3	(37)	9
Cardiac & Vascular Group	2,567	2,254	166	2,420	(2)	2,418	14	(202)	15

U.S.	1,292	—	1,159	1,159	(22)	1,137	NC	—	14
Non-U.S. Developed	841	—	930	930	10	940	NC	(165)	7
Emerging Markets	323	—	320	320	(3)	317	NC	(43)	15
Minimally Invasive Therapies Group	2,456	—	2,409	2,409	(15)	2,394	NC	(208)	11

U.S.	1,224	1,072	52	1,124	—	1,124	14	—	9
Non-U.S. Developed	386	390	35	425	1	426	(1)	(77)	9
Emerging Markets	196	141	26	167	(1)	166	39	(9)	23
Restorative Therapies Group	1,806	1,603	113	1,716	—	1,716	13	(86)	10

U.S.	274	242	—	242	—	242	13	—	13
Non-U.S. Developed	140	143	—	143	—	143	(2)	(29)	18
Emerging Markets	31	31	—	31	—	31	—	(4)	13
Diabetes Group	445	416	—	416	—	416	7	(33)	15

U.S.	4,142	2,333	1,335	3,668	(25)	3,643	78%	—	14
Non-U.S. Developed	2,197	1,393	997	2,390	11	2,401	58	(436)	10
Emerging Markets	935	547	356	903	(3)	900	71	(93)	14
TOTAL	$7,274	$4,273	$2,688	$6,961	$(17)	$6,944	70%	$(529)	12%
(1) Fiscal year 2016 is a 53-week year, with the extra week included in these first quarter results. While it is difficult to calculate the exact impact for the extra week, the Company estimates that it benefited first quarter comparable, constant currency growth by approximately 6 percentage points.
(2) Management believes that referring to comparable, constant currency growth rates is a more useful way to evaluate the underlying performance of Medtronic’s sales. Constant currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior year periods using average exchange rates in effect during the applicable prior year period. See description of non-GAAP financial measures on page 5 of this release.
(3) Represents the (decrease) increase in Covidien revenue for the three months ended July 25, 2014 as compared to Covidien revenue for the three months ended June 27, 2014.

MEDTRONIC PLC
SECOND QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE REPORTED REVENUE TO
WORLD WIDE COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q2 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$2,286	$165	$2,451	$4	$2,455
Cardiac Rhythm & Heart Failure	1,320	—	1,320	—	1,320
Coronary & Structural Heart	743	—	743	—	743
Aortic & Peripheral Vascular	223	165	388	4	392

Minimally Invasive Therapies Group	—	2,452	2,452	(4)	2,448
Surgical Solutions	—	1,334	1,334	2	1,336
Patient Monitoring & Recovery	—	1,118	1,118	(6)	1,112

Restorative Therapies Group	1,650	117	1,767	(3)	1,764
Spine	746	—	746	—	746
Neuromodulation	494	—	494	—	494
Surgical Technologies	410	—	410	—	410
Neurovascular	—	117	117	(3)	114

Diabetes Group	430	—	430	—	430

TOTAL	$4,366	$2,734	$7,100	$(3)	$7,097

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase (decrease) in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER FISCAL YEAR 2015 RECONCILIATION OF U.S. REPORTED REVENUE TO
U.S. COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q2 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$1,069	$124	$1,193	$4	$1,197
Cardiac Rhythm & Heart Failure	700	—	700	—	700
Coronary & Structural Heart	285	—	285	—	285
Aortic & Peripheral Vascular	84	124	208	4	212

Minimally Invasive Therapies Group	—	1,211	1,211	29	1,240
Surgical Solutions	—	538	538	14	552
Patient Monitoring & Recovery	—	673	673	15	688

Restorative Therapies Group	1,130	51	1,181	—	1,181
Spine	517	—	517	—	517
Neuromodulation	349	—	349	—	349
Surgical Technologies	264	—	264	—	264
Neurovascular	—	51	51	—	51

Diabetes Group	257	—	257	—	257

TOTAL	$2,456	$1,386	$3,842	$33	$3,875

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
SECOND QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE GEOGRAPHIC REVENUE TO
WORLD WIDE GEOGRAPHIC COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended October 24, 2014	Covidien As Reported Three Months Ended September 26, 2014	Q2 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q2 FY15 Comparable Historical Revenue
U.S.	$1,069	$124	$1,193	$4	$1,197
Non-U.S. Developed	834	29	863	2	865
Emerging Markets	383	12	395	(2)	393
Cardiac & Vascular Group	2,286	165	2,451	4	2,455

U.S.	—	1,211	1,211	29	1,240
Non-U.S. Developed	—	899	899	(27)	872
Emerging Markets	—	342	342	(6)	336
Minimally Invasive Therapies Group	—	2,452	2,452	(4)	2,448

U.S.	1,130	51	1,181	—	1,181
Non-U.S. Developed	378	36	414	(2)	412
Emerging Markets	142	30	172	(1)	171
Restorative Therapies Group	1,650	117	1,767	(3)	1,764

U.S.	257	—	257	—	257
Non-U.S. Developed	134	—	134	—	134
Emerging Markets	39	—	39	—	39
Diabetes Group	430	—	430	—	430

U.S.	2,456	1,386	3,842	33	3,875
Non-U.S. Developed	1,346	964	2,310	(27)	2,283
Emerging Markets	564	384	948	(9)	939
TOTAL	$4,366	$2,734	$7,100	$(3)	$7,097

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the increase (decrease) in Covidien revenue for the three months ended October 24, 2014 as compared to Covidien revenue for the three months ended September 26, 2014.

MEDTRONIC PLC
THIRD QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE REPORTED REVENUE TO
WORLD WIDE COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q3 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$2,224	$166	$2,390	$(7)	$2,383
Cardiac Rhythm & Heart Failure	1,269	—	1,269	—	1,269
Coronary & Structural Heart	737	—	737	—	737
Aortic & Peripheral Vascular	218	166	384	(7)	377

Minimally Invasive Therapies Group	—	2,400	2,400	(89)	2,311
Surgical Solutions	—	1,313	1,313	(56)	1,257
Patient Monitoring & Recovery	—	1,087	1,087	(33)	1,054

Restorative Therapies Group	1,645	120	1,765	(12)	1,753
Spine	740	—	740	—	740
Neuromodulation	487	—	487	—	487
Surgical Technologies	418	—	418	—	418
Neurovascular	—	120	120	(12)	108

Diabetes Group	449	—	449	—	449

TOTAL	$4,318	$2,686	$7,004	$(108)	$6,896

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the decrease in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER FISCAL YEAR 2015 RECONCILIATION OF U.S. REPORTED REVENUE TO
U.S. COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q3 FY15 Comparable Historical Revenue
Cardiac & Vascular Group	$1,047	$124	$1,171	$(5)	$1,166
Cardiac Rhythm & Heart Failure	686	—	686	—	686
Coronary & Structural Heart	279	—	279	—	279
Aortic & Peripheral Vascular	82	124	206	(5)	201

Minimally Invasive Therapies Group	—	1,223	1,223	(26)	1,197
Surgical Solutions	—	538	538	(9)	529
Patient Monitoring & Recovery	—	685	685	(17)	668

Restorative Therapies Group	1,133	55	1,188	(12)	1,176
Spine	522	—	522	—	522
Neuromodulation	340	—	340	—	340
Surgical Technologies	271	—	271	—	271
Neurovascular	—	55	55	(12)	43

Diabetes Group	279	—	279	—	279

TOTAL	$2,459	$1,402	$3,861	$(43)	$3,818

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the decrease in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.

MEDTRONIC PLC
THIRD QUARTER FISCAL YEAR 2015 RECONCILIATION OF WORLD WIDE GEOGRAPHIC REVENUE TO
WORLD WIDE GEOGRAPHIC COMPARABLE HISTORICAL REVENUE (1)
(Unaudited)
(in millions)

	A	B	C=A+B	D	E=C+D
	Medtronic As Reported Three Months Ended January 23, 2015	Covidien As Reported Three Months Ended December 26, 2014	Q3 FY15 Pro Forma Historical Revenue	Non-GAAP Adjustment(2)	Q3 FY15 Comparable Historical Revenue
U.S.	$1,047	$124	$1,171	$(5)	$1,166
Non-U.S. Developed	813	33	846	(2)	844
Emerging Markets	364	9	373	—	373
Cardiac & Vascular Group	2,224	166	2,390	(7)	2,383

U.S.	—	1,223	1,223	(26)	1,197
Non-U.S. Developed	—	867	867	(47)	820
Emerging Markets	—	310	310	(16)	294
Minimally Invasive Therapies Group	—	2,400	2,400	(89)	2,311

U.S.	1,133	55	1,188	(12)	1,176
Non-U.S. Developed	364	35	399	(2)	397
Emerging Markets	148	30	178	2	180
Restorative Therapies Group	1,645	120	1,765	(12)	1,753

U.S.	279	—	279	—	279
Non-U.S. Developed	132	—	132	—	132
Emerging Markets	38	—	38	—	38
Diabetes Group	449	—	449	—	449

U.S.	2,459	1,402	3,861	(43)	3,818
Non-U.S. Developed	1,309	935	2,244	(51)	2,193
Emerging Markets	550	349	899	(14)	885
TOTAL	$4,318	$2,686	$7,004	$(108)	$6,896

(1) Management believes that referring to comparable, historical revenue is a more useful way to evaluate the underlying performance of Medtronic’s sales. See description of non-GAAP financial measures on page 5 of this release.
(2) Represents the (decrease) increase in Covidien revenue for the three months ended January 23, 2015 as compared to Covidien revenue for the three months ended December 26, 2014.